EX-99.(i)
Opinion and Consent of George W. Madison, Esq.

Teachers Insurance and Annuity Association	George W. Madison
College Retirement Equities Fund	Executive Vice President and General Counsel
730 Third Avenue/New York, NY 10017-3206	(212) 916-4750
212 490-9000

April 29, 2004

Board of Trustees
TIAA-CREF Life Funds
730 Third Avenue
New York, New York 10017-3206

Ladies and Gentlemen:

          This opinion is furnished in connection with the filing by TIAA-CREF Life Funds (the “Fund”) of Post-Effective Amendment No. 10 to the Registration Statement (File Nos. 333-61759 and 811-08961) on Form N-1A covering an indefinite amount of securities in the form of shares in each series of the Fund (the “Shares”).

          I have examined the Certificate of Trust, Declaration of Trust and other corporate records of the Fund, a good standing certificate from the Secretary of State of the State of Delaware, dated April 23, 2004, and the relevant statutes and regulations of the State of Delaware.

          My opinion in paragraph 1 with regard to valid existence in the State of Delaware is based solely on the certification by the Secretary of State of Delaware of the Certificate of Trust and good standing certificate.

          On the basis of such examination, and subject to the qualifications and assumptions herein, it is my opinion that:

          1. The TIAA-CREF Life Funds is a business trust duly organized and validly existing under the laws of the State of Delaware.

          2. Subject to the continuing effectiveness of the Registration Statement, and assuming the continued valid existence of the trust of the TIAA-CREF Life Funds under Delaware law, the Shares have been duly authorized and, when issued as contemplated by the Registration Statement, will be validly issued, fully-paid and non-assessable.

          I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to my name under the heading “Legal Matters” in the Statement of Additional Information.

Sincerely,

/s/ George W. Madison

Executive Vice President
and General Counsel